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                                                                    EXHIBIT 23.2


To the Board of Directors
National Commerce Bancorporation


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                               KMPG LLP

Raleigh, North Carolina
February 17, 2000